TO BUSINESS, HEALTH AND MEDICAL EDITORS:

                     /C O R R E C T I O N -- Optigenex Inc./

      In the news release, Optigenex Secures $4 Million Financing Package, issued Sept. 7, by Optigenex Inc. (OTC Bulletin Board: OPGX) over PR Newswire, we are advised by the company that the second paragraph, third sentence, should read "60% of the average" rather than "40%" as originally issued inadvertently. Complete, corrected release follows:

                 Optigenex Secures $4 Million Financing Package

      NEW YORK, Sept. 7 /PRNewswire-FirstCall/ -- Optigenex Inc. (OTC Bulletin
Board: OPGX) announced that it has secured a financing commitment with accredited investors for the sale of up to $4.0 million of Secured Convertible Notes (the "Notes") and 625,000 five-year warrants (the "Warrants") with an exercise price of $4.50 per share. The company said the funds would be used for advertising and marketing and general corporate purposes.

      The company received the first installment of $1.3 million on August 31, 2005. The Notes mature three years from the date of issuance, bear interest at 8% and are secured by substantially all of the assets of the company. The Notes are convertible into shares of common stock of Optigenex at the option of the investors at the lower of (i) $3.20 or (ii) 60% of the average of the three lowest intraday trading prices of the common stock as quoted on the Over-The-Counter Bulletin Board for the 20 trading days preceding the date that the investors elect to convert. The company has the right to prepay the Notes under certain circumstances at premiums ranging from 25% to 50% depending on the timing of such prepayment.

      The company is required to file a registration statement with the Securities and Exchange Commission within 45 days of closing. Upon filing of the registration statement, the company is eligible to receive an additional $1,350,000. The final installment of $1,350,000 will be made available to the company upon the effectiveness of the registration statement.

      About Optigenex Inc.

      Optigenex Inc. is an innovator in the field of advanced DNA sciences. Its core product, Activar(TM) AC-11(R), is a patented product designed to manage the effects of aging and cell damage by supporting the body's natural ability to repair and maintain its DNA. Optigenex is committed to providing life-changing products which support the body's natural defenses against the effects of DNA damage caused by environmental and lifestyle factors. For more information visit the Optigenex website at http://www.AC-11.com. Product related inquiries can be directed to Optigenex at 212-905-0189 or at service@optigenex.com.

      These statements have not been evaluated by the Food and Drug Administration (FDA). Optigenex products are not intended to diagnose, treat, cure or prevent any disease.

      Safe Harbor Statement Under the Private Securities Litigation Act of 1995

      With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.

SOURCE  Optigenex Inc.

-0-                                                     09/15/2005 C

/CONTACT: Tony Bonelli of Optigenex, +1-212-905-0180/
/Web site: http://www.AC-11.com /
(OPGX)